Exhibit 10.17

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of May 15, 2020
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) among DXC UK International Operations Limited (f/k/a CSC Computer Sciences International Operations Limited) (company number 7073279), a company incorporated in England (“CSC”), DXC Technology Company, a Nevada corporation (“DXC”), the Lenders (as defined below) party hereto and Lloyds Bank plc, as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    CSC, DXC, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to the Credit Agreement dated as of October 12, 2018 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    Pursuant to Section 9.01, the parties hereto desire to amend the Credit Agreement as set forth in Section 1 below.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Certain Amendments to Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
(a)        Section 1.01 is amended to add the following definition:
“Consolidated Total Net Debt” means, as of any date of determination, Consolidated Total Debt minus the aggregate amount of all cash and cash equivalents on the balance sheet of the Company and its Subsidiaries as of such date; provided that such cash and cash equivalents do not appear (and in accordance with GAAP would not be required to appear) as “restricted” on the consolidated balance sheet of the Company and its Subsidiaries.
(b)        Section 5.02(c)(ii) is amended in its entirety as follows:
“(ii) Consolidated Total Net Debt to Consolidated EBITDA Ratio. The Company will not permit at the end of any quarterly financial reporting period the ratio of Consolidated Total Net Debt as of the last day of such quarterly financial reporting period to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on the last day of such quarterly financial reporting period, taken as a single period, to exceed (A) on or prior to April 1, 2021, 3.00 to 1.00, and (B) after April 1, 2021, 2.25 to 1.00.

SECTION 2.    Conditions to Effectiveness. The Amendment shall become effective on the first date (the “Amendment Effective Date”) on which:
(a)        the Agent shall have received counterparts hereof executed by CSC, DXC and the Majority Lenders or, as to any Lender, evidence satisfactory to the Agent that such Lender has executed this Amendment; and
(b)        the Agent shall have received, for the ratable account of each Lender that has executed and delivered a counterpart hereof to the Agent, a consent fee in an amount equal to 0.075% of the aggregate Advances of such Lender.
SECTION 3.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(a)     On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)        The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)     This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 4.    Costs and Expenses. CSC agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of England.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DXC UK INTERNATIONAL OPERATIONS LIMITED, a company incorporated in England, as the Borrower

By: _/s/ Sara de la Harpe_______________
Name: Sara de la Harpe
Title:     Director, International Tax Operations

DXC TECHNOLOGY COMPANY, a Nevada corporation

By: _/s/ Ceyhun Cetin _______________
Name:     Ceyhun Cetin
Title:    Vice President and Treasurer

LLOYDS BANK PLC, as Agent

By: _/s/ Jennifer Espiner_______
Name:     Jennifer Espiner
Title:    Associate Director, Agency

LLOYDS BANK PLC, as Lender
By: _/s/ Linda Koi ______________
Name: Linda Koi
Title:    Associate Director

CITIBANK, N.A., as Lender
By: _/s/ Susan Olsen______________
Name:     Susan Olsen
Title:    Vice President

BANK OF AMERICA, N.A., as Lender
By: _/s/ Arti Dighe ______________
Name:     Arti Dighe
Title:    Director

MIZUHO BANK, LTD., as Lender
By: _/s/ Tracy Rahn _____________
Name:     Tracy Rahn
Title:    Executive Director

MUFG Bank, Ltd., as Lender
By: _/s/ Lillian Kim ______________
Name:     Lillian Kim
Title:    Director

THE BANK OF NOVA SCOTIA, as Lender
By: _/s/ Jason Rinne _______________
Name:     Jason Rinne
Title:     Director

ROYAL BANK OF CANADA, as Lender
By: _/s/ Theodore Brown _____________
Name:     Theodore Brown
Title:     Authorized Signatory

1